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                                                                  EXHIBIT (a)(5)

                           OFFER TO PURCHASE FOR CASH
                         ALL OUTSTANDING COMMON SHARES
          (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON SHARES)
                                       OF

                         CHIEFTAIN INTERNATIONAL, INC.
                                       AT

                            U.S.$29.00 NET PER SHARE
                                       BY

                 HUNT OIL CANADIAN ACQUISITION III CORPORATION,
                          A WHOLLY-OWNED SUBSIDIARY OF

                                HUNT OIL COMPANY

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EDMONTON TIME, ON FRIDAY, AUGUST 3, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                   June 28, 2001
To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated June 28, 2001 (as amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer") relating to the Offer by Hunt Oil Canadian Acquisition III Corporation, a corporation incorporated under and governed by the laws of the Province of Alberta, Canada (the "Offeror") and a wholly-owned subsidiary of Hunt Oil Company, a Delaware corporation ("HOC"), to purchase all outstanding Common Shares, no par value (the "Common Shares"), of Chieftain International, Inc., a corporation incorporated under and governed by the laws of the Province of Alberta, Canada ("Chieftain"), at U.S.$29.00 per Common Share, net to the seller in cash, without interest thereon, on the terms and subject to the conditions set forth in the Offer.

     Also enclosed is Chieftain's Solicitation/Recommendation Statement on
Schedule 14D-9.

     THIS MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF COMMON SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF COMMON SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH COMMON SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER COMMON SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender on your behalf any or all of the Common Shares held by us for your account, pursuant to the terms and condition set forth in the Offer.

     Your attention is directed to the following:

          1. The Offer price is U.S.$29.00 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

          2. The Offer is being made for all outstanding Common Shares.

          3. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Common Shares that represents at least 66 2/3% of the total outstanding Common Shares on a fully-diluted basis as of the date such Common Shares are purchased pursuant to the Offer (the "Minimum Condition") and the satisfaction or waiver of certain conditions described in the Offer to Purchase. The Offer is not conditioned on the Offeror obtaining financing.
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          4. The Offer is being made pursuant to a Pre-Acquisition Agreement
     (the "Agreement"), dated as of June 18, 2001, by and among Chieftain, HOC and the Offeror. The Agreement provides that, among other things, following the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Agreement, each issued and outstanding Common Share not then owned by the Offeror may be acquired by the Offeror by way of a compulsory acquisition, statutory arrangement, amalgamation, merger, reorganization, consolidation, recapitalization or other type of acquisition transaction (a "Second Stage Transaction"). In any such Second Stage Transaction, each Common Share shall be converted into and represent the right to receive an amount in cash, without interest thereon, equal to the price paid for each Common Share pursuant to the Offer.

          5. The Board of Directors of Chieftain has unanimously determined that the consideration to be received pursuant to the Offer is fair, from a financial point of view, to the holders of Common Shares, has unanimously approved the Pre-Acquisition Agreement and the Offer, and unanimously recommends (i) that Chieftain's shareholders accept the Offer and tender all of their Common Shares and (ii) that holders of $1.8125 Convertible Redeemable Preferred Stock ("Funding Preferred Shares") of Chieftain International Funding Corp. surrender their Funding Preferred Shares for conversion into Common Shares, conditional upon the Offeror accepting for payment Common Shares validly tendered on or prior to the Expiration Date (as defined in the Offer to Purchase), with appropriate instructions that the Common Shares issuable upon such conversion be tendered pursuant to the Offer.

          6. Any stock transfer taxes applicable to a sale of Common Shares to the Offeror will be borne by the Offeror, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

          7. Tendering shareholders will not be charged brokerage fees or commissions by the Dealer Managers, the Depositary or the U.S. Forwarding Agent (each as defined below), or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Common Shares by the Offeror pursuant to the Offer. However, United States federal income tax backup withholding at a rate of 31% may be required for United States Holders (as defined in the Offer to Purchase), unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

     Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date (as defined in the Offer to Purchase).

     If you wish to have us tender on your behalf any or all of the Common Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Common Shares, all such Common Shares will be tendered unless otherwise indicated on such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     In all cases, payment for Common Shares accepted pursuant to the Offer will be made only after timely receipt by CIBC Mellon Trust Company (the "Depositary") or Mellon Investor Services LLC, the U.S. Forwarding Agent (the "U.S. Forwarding Agent"), of (1) certificates for such Common Shares or timely confirmation of the book-entry transfer of such Common Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3 of "The Offer" in the Offer to Purchase, (2) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and (3) any other documents required by such Letter of Transmittal. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR COMMON SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER.

     The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Common Shares in any jurisdiction in which the making or accepting of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of the Offeror by J.P. Morgan Securities Inc. (in the United States) or RBC Dominion Securities Inc. (in Canada), the Dealer Managers for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
               ALL COMMON SHARES OF CHIEFTAIN INTERNATIONAL, INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase dated June 28, 2001 (as amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer") relating to the Offer by Hunt Oil Canadian Acquisition III Corporation, a corporation incorporated under and governed by the laws of the Province of Alberta, Canada to purchase at U.S.$29.00 per Common Share, net to the seller in cash, without interest thereon, all outstanding Common Shares, no par value (the "Common Shares"), of Chieftain International, Inc., a corporation incorporated under and governed by the laws of the Province of Alberta, Canada.

     This will instruct you to tender to the Offeror the number of Common Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

 Number of Common Shares to be Tendered:*

                                               Shares
 ---------------------------------------------
 Account Number:

 -----------------------------------------------------
 Daytime Area Code and Tel. No.

 -----------------------------------------------------
 Taxpayer Identification No. or Social Security No.

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 Dated:                                 ,2001
       ---------------------------------
SIGN HERE:

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Signature(s)

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(Please print name(s) and address(es))

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 * Unless otherwise indicated, it will be assumed that all your Common Shares held by us for your account are to be tendered.